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                       [LETTERHEAD OF DIXON ODOM PLLC]

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Great Pee Dee Bancorp, Inc.
Cheraw, South Carolina

We consent to the incorporation by reference in the Registration Statement of Great Pee Dee Bancorp, Inc. on Form S-8 (No. 333-79339) of our report dated August 7, 2000 on the consolidated financial statements of Great Pee Dee Bancorp, Inc. and Subsidiary as of and for the years ended June 30, 2000 and 1999, which appears in the 2000 Annual Report on Form 10-KSB of Great Pee Dee Bancorp, Inc.

/s/ Dixon Odom PLLC
Sanford, North Carolina
September 22, 1999